Exhibit 10.33



                                                                   Longport Inc.
[Longport logo omitted]                                   791 South Chester Road
                                                            Swarthmore, PA 19081

                        REPRESENTATIVE AGREEMENT BETWEEN
                 LONGPORT, INC & PROFESSIONAL HOME CARE SERVICES

THE DURATION of this agreement shall be for two (2) years at 90 day intervals, commencing on the first day of December, 1997. The agreement can be cancelled by either party; cancellation for just cause will be given by a sixty (60) day notice. The agreement can be renewed after two years without any changes in amounts. All changes will be agreed upon by both parties.

THE COST will be at $2,000.00 per month to be paid by PHCS to LONGPORT, INC. on the first day of each month for the duration of this contract.

In exchange for the monthly fee PHCS will be given exclusivity in the state of Mississippi.

LONGPORT, INC. will provide to PHCS:

     one (1) topical hyperbaric oxygen camber for inservice purposes one (1) research scanner within sixty (60) days one (1) proprietary wound care manual with protocol on site training for the soft tissue ultrasound scanner conduct local seminar once a year on wound care topical hyperbaric oxygen chamber rentals at $300.00 each/month read all patient scans and provide written interpretation of scans latex sleeves at $12.00/each disposable hyperbaric oxygen chambers at $45.00/each

The purpose of this agreement is to allow PHCS to develop Longport, Inc's proprietary wound healing program in Mississippi.

The profit split for wound care centers will be as follows:

     60% Longport, Inc. and 40% PHCS until the set up cost is recuperated, then,

     50% Longport, Inc and 50% PHCS

Upon  termination of this  agreement  PHCS will return all equipment  within ten
(10) days of the date of termination. Termination of the representative agreement will not exclude PHCS from any profits from business procured by PHCS for Longport, Inc. during the exclusive representative agreement.

         (800) 28-WOUND - (610) 328-5006 - FAX: (610) 328-7017

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PHCS/Longport, Inc.


PROFESSIONAL HOME CARE SERVICES                     LONGPORT, INC.


BY:                                                 BY:
    ----------------------------                       ------------------------

DATE:                                              DATE: